SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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NOVAVAX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOVAVAX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2001

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Novavax, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 9, 2001 at 9:00 a.m. at the BWI Airport Marriott, 1741 West Nursery Road, Baltimore, Maryland (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect three directors as Class III directors to serve on the Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2004.

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the current fiscal year ending December 31, 2001.

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

      The Board of Directors has fixed the close of business on Friday, March 16, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

      A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2000, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors

David A. White,
Secretary

April 6, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE VIA THE INTERNET OR TELEPHONE AS PER THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NOVAVAX, INC.

8320 Guilford Road

Columbia, Maryland 21046

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held May 9, 2001

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Novavax, Inc. (“Novavax” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, May 9, 2001 at 9:00 a.m. at BWI Airport Marriott, 1741 West Nursery Road, Baltimore, Maryland, and at any adjournments thereof (the “Meeting”). The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company’s Annual Report to Stockholders for the year ended December 31, 2000 are being mailed to stockholders on or about April 6, 2001.

VOTING PROCEDURE AND QUORUM

      The close of business on March 16, 2001 (the “Record Date”) has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. The only class of stock of the Company entitled to vote at the Meeting is its common stock, $.01 par value (the “Common Stock”). Only the record holders of shares of the Common Stock at the close of business on the Record Date may vote at the Meeting. On the Record Date, there were 22,247,533 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each share entitles the holder to one vote on each of the matters to be voted upon at the Meeting. You may vote by mail, Internet or telephone as directed by the enclosed proxy card.

      All properly executed proxies will be voted in accordance with the instructions of the stockholder. If no contrary instructions have been indicated, the proxies will be voted in favor of proposals 1 and 2 set forth in the accompanying Notice of Meeting. The Board of Directors knows of no other matters to be presented for consideration at the Meeting. Stockholders may revoke proxies at any time before they are exercised at the Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) written notice of revocation delivered to the Secretary of the Company or (c) voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

      The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally notified. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

PROPOSAL ONE — ELECTION OF DIRECTORS

      Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors may consist of no fewer than three directors with the specific number to be authorized by the Board of Directors from time to time at its discretion. The Board of Directors is currently authorized to consist of nine members. The members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class III directors expire at this Meeting. The terms of the Class I and Class II directors will expire at the 2002 and 2003 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. Directors elected by the Board to fill vacancies or newly created directorships are to be assigned to classes by the Board so as to ensure, as nearly as possible, that each class consists of one-third of the total number of members of the Board. However, no existing director may be reclassified from one class to another and therefore the number of directors in each class may become temporarily imbalanced.

      Three directors are to be elected at this Meeting to fill the terms of the Class III directors that expire at this Meeting. The Board of Directors has designated Mitchell J. Kelly, Michael A. McManus and John A. Spears, as nominees for reelection as a Class III directors of the Company at this Meeting. If elected to be Class III directors, such nominees will serve until the expiration of their terms at the Annual Meeting of Stockholders in 2004 and until their successors are elected and qualified. Messrs. Kelly, McManus and Spears are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee.

      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a director.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

Members of the Board of Directors

      The following table provides certain information with respect to the directors of the Company. Comparable information regarding the executive officers of the Company is provided in the Company’s Annual Report on Form 10-K.

Nominees for Class III Director

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Mitchell J. Kelly	41	1997	Chairman of the Board, Chief Executive Officer and Managing Member of Anaconda Capital Management, L.L.C. since 1995. Interim President and Chief Executive Officer of Novavax from September, 1998 to May, 1999. Managing General Partner of Anaconda Capital, L.P. (the General Partner of Anaconda Opportunity Fund, L.P.) since 1993. Managing General Partner of Gallatin Partners, L.P., from 1995 to 1996. General Partner of Junction Partners from 1990 to 1995. President of Junction Advisors, Inc. from 1992 to 1995. Vice President of Junction Advisors, Inc. from 1988 to 1992 and various other positions with the predecessor to Junction Advisors, Inc. from 1985 to 1988.

Michael A. McManus, Jr.	58	1998	President, Chief Executive Officer and Director of Misonix, Inc., a developer, manufacturer and marketer of medical, scientific and industrial ultrasonic and air pollution systems, since 1998. President and Chief Executive Officer of N.Y. Bancorp from 1990 to 1998. Vice President of Strategic Planning and Corporate Counsel of Pfizer Inc. from 1985 to 1990. Assistant to President Reagan from 1982 to 1985. Director of Document Imaging Systems, Inc., National Wireless, Inc. and New York Community Bank.

John A. Spears	51	1999	President, Chief Executive Officer and Director of Novavax, Inc. since May, 1999. President and Chief Executive Officer of Vion Pharmaceuticals, Inc., a biotechnology company, from August 1995 to May, 1999. President and Chief Executive Officer of MelaRx Pharmaceuticals, Inc., one of the predecessor companies to Vion, from 1993 to 1995. Senior Vice President of Immunex Corporation from 1989 to 1993. Prior to 1989, Mr. Spears held management and research positions with several large pharmaceutical companies, including Bristol Myers, Lederle and Ayerst Laboratories.

Directors Continuing as Class I Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

William E. Georges	41	2000	Vice President Operations, Fielding Pharmaceutical Company, a wholly-owned subsidiary of Novavax, Inc. President and Director of The Fielding Pharmaceutical Company from 1987 to December, 2000.

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Denis M. O’Donnell, M.D.	47	1998	Chairman of the Board of Directors of Novavax, Inc. since May, 2000. Vice Chairman of the Board of Directors of Novavax, Inc. from June, 1999 to May, 2000. General Partner at Seaside Partners, LP, a private equity limited partnership, since 1997. Senior Advisor to Novavax from 1997 to 1998. President of Novavax from 1995 to 1997. Vice President, Business Development of Novavax from 1992 to 1995. Vice President of IGI, Inc. from 1991 to 1995. Director of the Clinical Research Center of MTRA, Inc., a provider of contract pharmaceutical research, from 1986 to 1991. Director of ELXSI Corporation, Ampersand Medical Corporation, Columbia Laboratories, Inc. and American Bio Medica, Inc.

Ronald H. Walker	63	1995	Chairman of the Board of Directors of Novavax, Inc. from March, 1998 to May, 2000. Senior Partner/ Managing Director of Korn/ Ferry International, an executive search firm from 1978 to 1999. President of Ron Walker & Associates, Inc., a full service consulting company from 1977 to 1978. Associate Director and Tournament Director of World Championship Tennis from 1975 to 1977. Director of the National Park Service from 1972 to 1975. Special Assistant to the President of the United States from 1969 to 1972.

Directors Continuing as Class II Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Gary C. Evans	44	1998	President, Chief Executive Officer and a director of Magnum Hunter Resources, Inc., an oil and gas provider, since December, 1995 and Chairman and Chief Executive Officer of all Magnum Hunter Resources, Inc. subsidiaries since their formation or acquisition. In 1985, Mr. Evans formed the predecessor company, Hunter Resources, that was merged into and formed Magnum Hunter Resources, Inc. ten years later. Vice President and Manager of the Energy Division of the Southwestern United States for Mercantile Bank of Canada from 1981 to 1985. Credit Manager and Credit Officer of National Bank of Commerce (now BancTexas, N.A.). Mr. Evans serves as a Trustee of TEL Offshore Trust, an OTC listed oil and gas trust.

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

J. Michael Lazarus, M.D.	63	1995	Medical Director and Senior Vice President, Fresenius Medical Care North America, since 1996. Associate Professor of Medicine at Harvard Medical School from 1979 to 1996. Senior Physician at the Brigham and Women’s Hospital from 1992 to 1996. Practicing nephrologist at the Brigham and Women’s Hospital since 1971.

John O. Marsh, Jr.	74	1991	Visiting Professor, George Mason University since January, 2001. Visiting Professor, Virginia Military Institute during 1998. Interim Chief Executive Officer of Novavax, Inc. from July, 1996 to March, 1997 and Chairman of the Board of Directors from July, 1996 to February, 1997. Of Counsel to the law firm of Hazel & Thomas, P.C. from 1995 to 1996 and Member from 1990 through 1994. Chairman of the Secretary of Defense Task Force on Quality of Life since 1995. Chairman of the Reserve Forces Policy Board from 1989 to 1994. Legislative Counsel to Secretary of Defense, 1989. Secretary of the Army from 1981 to 1989. Acting Assistant Secretary of Defense for Special Operations and Low Intensity Conflict, 1988. Counselor with Cabinet rank to President Ford from 1974 to 1977. Assistant for National Security Affairs to Vice President Ford, 1974. Assistant Secretary of Defense from 1973 to 1974. U.S. Representative in Congress from the Seventh District of Virginia from 1963 to 1971 and member of Appropriations Committee from 1965 to 1971.

      There are no family relationships among any of the directors of Novavax.

Board and Committee Meetings

      The Board of Directors met 11 times and acted by unanimous written consent twice during 2000. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served, except for J. Michael Lazarus who attended ten of the fifteen meetings of the Board of Directors and the Audit Committee.

      The Board of Directors of Novavax has four standing committees: an Executive Committee, a Compensation and Stock Option Committee (the “Compensation Committee”), an Audit Committee and a Nominating Committee. The Executive Committee, whose members are Dr. O’Donnell (Chairman) and Messrs. Evans, Kelly, McManus and Spears, has the authority to exercise the powers of the Board of Directors between Board meetings. The Compensation Committee, whose members are Messrs. Evans (Chairman), Marsh and McManus, reviews and recommends salaries and other compensatory benefits for the principal officers of Novavax and grants stock options to key employees of Novavax and its subsidiaries. The Audit Committee, whose members are Messrs. McManus (Chairman) and Evans and Dr. Lazarus, meets with the Company’s independent public accountants to discuss the scope and results of their examination, reviews the Company’s internal control procedures and discusses the adequacy of the Company’s accounting and control systems, reviews the audit schedule and considers any issues raised by its members, the independent public accountants and the Company’s staff or management. The Nominating Committee, whose members are Dr. Lazarus (Chairman), Dr. O’Donnell and Mr. Kelly, reviews the qualifications and nominations of directors. Stockholders who wish to propose qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s By-laws in writing to the attention of the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

      During 2000, the Audit Committee met four times, the Compensation Committee met six times and acted by unanimous consent one time. The Nominating Committee met once. The Executive Committee did not meet.

Director Compensation

      Each director not employed by Novavax receives $1,000 for each non-telephonic meeting of the Board of Directors he attends and $100 for each telephonic meeting. No other cash compensation is paid to the directors for their services to the Company as directors. For information relating to shares of the Company owned by each of the directors, see “Beneficial Ownership of Stock.” For information concerning the compensation of directors who are also officers of the Company, see the Summary Compensation Table.

      Stock Option Plan. Directors of Novavax are eligible to participate in the Company’s 1995 Stock Option Plan adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995 (the “Plan”). In addition, directors of Novavax who were not employees of Novavax or any subsidiary of Novavax were eligible to participate in the 1995 Director Stock Option Plan of Novavax (the “Director Plan”) adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995. The Director Plan provided for the issuance of up to 500,000 shares of Novavax Common Stock upon the exercise of stock options granted under the Director Plan, all of which have been granted. There will be no future grants made under the Director Plan. On March 7, 2000, all directors of Novavax who were not employees of Novavax or any subsidiary of Novavax as of December 31, 1999 (other than Dr. O’Donnell) were granted options to purchase 10,000 shares of Novavax Common Stock under the Director Plan at an exercise price of $5.63 per share. On January 28, 2000, Dr. O’Donnell was granted an option to purchase 10,000 shares of Novavax Common Stock under the 1995 Stock Option Plan at an exercise price of $5.63 per share. All such options are exercisable in full beginning on the date which is six months after the date of grant and the option exercise price per share is equal to the fair market value of a share of Novavax Common Stock on December 31, 1999. On January 28, 2000 Dr. O’Donnell was granted an option to purchase 100,000 shares of Novavax Common Stock under the 1995 Stock Option Plan at an exercise price of $6.75 per share. The fair market value of a share of Novavax Common Stock on January 28, 2000 was $6.75 and the fair market value of a share of Novavax Common Stock on March 7, 2000 was $10.63. The term of each option granted under the Director Plan is ten years, provided that an option may be exercised only while the director continues to serve as a director of Novavax and for a period of three years after he or she ceases to be a director for any reason. Options are not transferable except by will or by the laws of descent and distribution. The 1995 Stock Option Plan is administered by the Compensation Committee under delegation by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

      Messrs. Evans, Marsh and McManus served on the Compensation Committee during 2000. No executive officer of the Company is, or during 2000 was, a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 2000 its officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements, except that Mitchell Kelly and Anaconda Opportunity Fund, L.P. each filed a late Form 4 reporting the sale of 100 shares by Anaconda Opportunity Fund, L.P.

Certain Relationships and Related Transactions

      On October 4, 2000, the Company entered in an Agreement and Plan of Merger by and among the Company, The Fielding Pharmaceutical Company (“Fielding”), each of the existing stockholders of Fielding and a wholly-owned subsidiary of the Company, which provided for the merger of Fielding with and into that wholly-owned subsidiary. The transaction was closed on December 19, 2000. William E. Georges was an officer, director and stockholder of Fielding at the time of the closing and is now the Vice President Operations of the wholly-owned subsidiary as well as a director of the Company. The Fielding stockholders received cash and shares of Company Common Stock in exchange for shares of common stock of Fielding. In addition, the Fielding stockholders will receive earnout amounts of an additional $5.0 million in Company Common Stock, or cash, at the Company’s option. Mr. Georges will be entitled to receive approximately 34.5% of these earnout amounts.

REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Policies

      The Compensation and Stock Option Committee of the Board of Directors (the “Committee”) is composed of three non-employee directors and is responsible for the development and administration of the Company’s executive compensation policies and programs, subject to review and approval by the full Board of Directors. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

      The objectives of the Company’s executive compensation program are to: (i) support the achievement of the strategic goals and objectives of the Company; (ii) attract and retain key executives critical to the success of the Company; and (iii) align the executive officers’ interests with the success of the Company. The Company’s executive compensation program currently consists of three principal elements: base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

Cash Compensation

      The Committee’s policy is to set base salary levels for each of the Company’s executive officers based on a review of compensation for competitive positions in the market, the executives’ job skills and experience, and judgments as to past and future contributions of the executives to the Company’s success. The corporations whose compensation practices have been studied are not limited to the peer group listed in the stock performance chart, but include the full range of companies with which the Company competes for executive talent. The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. The Committee considers a number of factors in determining whether annual incentive awards should be paid, including the achievement by the Company of approved budgets, new product introductions and progress in the development of new products, and the achievement by the executives of their individual assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

Stock-Based Compensation

      The Company seeks to provide its executives with opportunities for substantially higher compensation through stock option awards. The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests for the long-term enhancement of stockholder value. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level and (iii) past, current and prospective service rendered, or to be rendered, to the Company by the executive. The exercise price for the options granted to executives to date has been equal to 100% of the fair market value per share on the date of grant and the Committee intends to continue to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant. During 2000, the committee awarded options for a total of 967,000 shares to all employees, including options for 600,000 shares awarded to officers of the Company.

Chief Executive Officer Compensation

      John A. Spears was elected President and Chief Executive Officer of the Company effective May 7, 1999. Based on negotiations with Mr. Spears, the Board of Directors agreed to pay Mr. Spears an annual base salary of $250,000 in order to attract him to join the Company. The criteria used to establish Mr. Spears’ salary included recognition of his responsibilities, Mr. Spears’ experience and qualifications and a comparison of salaries of other officers in comparable companies. Mr. Spears was given a bonus in the amount of $200,000 on May 9, 2000. On May 9, 2000 the Board granted Mr. Spears options to purchase 200,000 shares of the Company’s Common Stock under the terms of the Company’s 1995 Stock Option Plan. These options have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vest in equal one-third increments on the first three anniversaries of the date of grant.

Tax Considerations

      Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Chief Executive Officer or its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 2000, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not formulated a policy to address non-qualifying compensation.

Compensation and Stock Option Committee
Gary C. Evans, Chairman
John O. Marsh, Jr.
Michael A. McManus

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2000.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board which relates to the accountant’s independence from the Company and its related entities, and has discussed with Ernst & Young LLP their independence from the Company and has considered the compatibility of nonaudit services with the auditors’ independence.

      The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix “1” to this Proxy Statement. Each of the members of the Audit Committee qualifies as an “independent” Director as defined in Section 121(A) of the American Stock Exchange listing standards.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Audit Committee
Michael A. McManus, Jr., Chairman
Gary C. Evans
J. Michael Lazarus, M.D.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF AUDITORS

Independent Public Accountants

      On July 18, 2000, the Company dismissed PricewaterhouseCoopers LLP as its independent certified public accountants. The Board of Directors participated in and approved the decision to change independent accountants. The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through July 18, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through July 18, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      On September 19, 2000, the Company engaged Ernst & Young LLP to act as the Company’s independent certified public accountants. The Company did not consult with Ernst & Young LLP during the Company’s two most recent fiscal years and any subsequent interim period prior to engaging them regarding matters that were or should have been subject to Statement on Auditing Standard No. 50 or any subject matter of a disagreement or reportable event with the Company’s former accountant.

      The Board of Directors has selected Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 2000, subject to ratification by stockholders at the Meeting. Fees paid during 2000 to Ernst & Young LLP include $20,000 for the fiscal 2000 audit and $17,020 for all other services, consisting of audit related services. Fees paid during 2000 to the Company’s prior auditors include $40,605 for the fiscal 1999 audit and $67,025 for other audit related services. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he so desires. In addition to examining and reporting upon the Company’s financial statements, Ernst & Young LLP also reviews the Company’s filings with the SEC and provides consultations on financial statement implications of matters under consideration by the Company.

      The affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of Proposal Two.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of March 16, 2001 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the current directors of the Company, (iii) the Chief Executive Officer and the other named executive officers of the Company during 2000 as identified in the “Summary Compensation Table” below, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of		Percent
	Common Stock		of Class
Beneficial Owner	Beneficially Owned		Outstanding

Mitchell J. Kelly	2,452,901	(1)	11.0%
265 E. 66th Street, #18C
New York, NY 10021

Anaconda Opportunity Fund, L.P.	2,353,762	(2)	10.6%
730 Fifth Avenue
New York, NY 10019

King Pharmaceuticals, Inc.	2,000,000	(3)	8.2%
501 Fifth Street
Bristol, Tennessee 37620

SAFECO Corporation	1,327,000	(4)	5.9%
4333 Brooklyn Avenue, NE
Seattle, WA 98185

Edward B. and Jane E. Hager	1,249,000	(5)	5.6%
Pinnacle Mountain Farms
Lyndeboro, NH 03082

Gary C. Evans	126,125	(6)	*

William E. Georges	1,040,615	(7)	4.6%

J. Michael Lazarus, M.D.	70,000	(8)	*

John O. Marsh, Jr.	224,000	(9)	1.0%

Michael A. McManus, Jr.	45,000	(10)	*

Denis M. O’Donnell, M.D.	365,889	(11)	1.6%

John A. Spears	343,334	(12)	1.5%

Ronald H. Walker	106,380	(13)	*

D. Craig Wright, M.D.	555,050	(14)	2.5%

James R. Mirto	50,200	(15)	*

Donald J. MacPhee	50,000	(16)	*

All executive officers and directors, as a group (13 Persons)	5,429,494	(17)	22.5%

*	Less than 1% of the Common Stock outstanding.

(1)	Includes 2,353,762 shares (listed below) beneficially owned by Anaconda Opportunity Fund, L.P., of which Mitchell J. Kelly, a director of the Company, is the general partner of the general partner. Also includes 80,000 shares that may be acquired by Mr. Kelly pursuant to options exercisable within 60 days of March 16, 2001.

(2)	Includes 2,295,570 shares owned by Anaconda Opportunity Fund, L.P. and 58,192 shares that it may acquire pursuant to warrants exercisable within 60 days of March 16, 2001. Excludes shares directly owned by Mitchell J. Kelly, a director of the Company and the general partner of the general partner of Anaconda Opportunity Fund, L.P.

(3)	As reported on a Schedule 13D dated December 29, 2000 and filed with the Securities and Exchange Commission by King Pharmaceuticals, Inc. Consists of 2,000,000 shares which may be acquired pursuant the terms of a convertible note and an Investor Rights Agreement each dated as of December 19, 2000, convertible within 60 days of March 16, 2001.

(4)	As reported on a Schedule 13G dated January 23, 2001 and filed with the Securities and Exchange Commission by SAFECO Corporation and SAFECO Asset Management Company and information provided to the Company in a questionnaire completed by SAFECO Corporation in February, 2001. SAFECO Corporation’s wholly-owned subsidiary, SAFECO Asset Management Company, is an investment advisor which holds these shares on behalf of two of its investment company clients: SAFECO Growth Fund, a series of SAFECO Common Stock Trust, which holds 764,100 shares of Common Stock and warrants exercisable within 60 days of March 16, 2001 to acquire an additional 175,000 shares and SAFECO RST Growth Portfolio, a series of the SAFECO Resource Series Trust, which holds 312,900 shares of Common Stock and warrants exercisable within 60 days of March 16, 2001 to acquire an additional 75,000 shares. SAFECO Corporation has shared voting power and investment discretion with SAFECO Asset Management Company with respect to all such shares.

(5)	As reported on two Schedules 13G dated February 10, 1999 and filed with the Securities and Exchange Commission by Edward B. Hager and Jane E. Hager, respectively, as adjusted by information provided to the Company in questionnaires completed by the stockholders in February, 2001. Includes 459,363 shares held in the Jane E. Hager 1990 Trust and 444,567 shares held in the Hager Family Trust. Also includes 285,000 shares and 60,000 shares which Dr. Hager and Mrs. Hager, respectively, may acquire pursuant to stock options exercisable within 60 days of March 16, 2001.

(6)	Includes 40,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001. Also includes 12,500 shares owned of record by Mr. Evans as trustee of the Evans 1997 Trust and warrants to acquire an additional 3,125 shares owned of record by Mr. Evans as trustee of the Evans 1997 Trust that are exercisable within 60 days of March 16, 2001.

(7)	Includes 340,169 shares beneficially owned by Mr. Georges as one of four trustees of the Credit Shelter Trust A of the George P. Georges Revocable Trust.

(8)	Includes 60,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(9)	Includes 220,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(10)	Includes 40,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(11)	Includes 334,334 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001 and 2,000 shares owned of record by Dr. O’Donnell, as custodian for the benefit of his minor children.

(12)	Includes 333,334 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(13)	Includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(14)	Includes 488,524 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(15)	Includes 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(16)	Consists of 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001.

(17)	Includes 1,796,192 shares which may be acquired pursuant to stock options exercisable within 60 days of March 16, 2001. Also includes 61,317 shares which may be acquired pursuant to warrants exercisable within 60 days of March 16, 2001.

EXECUTIVE COMPENSATION

Summary of Compensation

      The following table sets forth the cash and noncash compensation paid during each of the last three fiscal years to the person who served as the Company’s Chief Executive Officer during 2000 and the four other most highly compensated executive officers of the Company who received compensation in excess of $100,000 during fiscal 2000 for services provided to the Company (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
					Compensation
					Awards(1)
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation	Options(#)	Compensation(2)($)

John A. Spears	2000	250,000	200,000	—	200,000	2,968
President and Chief	1999	156,250	—	50,000	400,000	921
Executive Officer	1998	—	—	—	—	—

D. Craig Wright, M.D.	2000	190,000	35,857	—	—	2,791
Chief Scientific Officer	1999	170,000	38,626	—	15,000	3,127
	1998	170,000	3,750	—	60,000	2,712

James R. Mirto(3)	2000	129,615	—	—	150,000	1,198
Senior Vice President	1999	—	—	—	—	—
and Chief Operating Officer	1998	—	—	—	—

Donald J. MacPhee	2000	125,000	7,500	17,007 (4)	—	1,836
Vice President, Contracts	1999	82,613	25,000	—	100,000	1,116
	1998	—	—	—	—	—

Denis O’Donnell, M.D.	2000	125,000	—	—	110,000	180
Chairman of the Board	1999	20,800	—	—	—	—
of Directors	1998	42,173	—	—	—	—

(1)	Novavax does not have a long-term compensation program that includes long-term incentive payouts, restricted stock awards, stock appreciation rights or other forms of long-term compensation.

(2)	The amounts shown in this column represent premiums for term life insurance and Company contributions to its 401(k) plan. The Company contributions under a 401(k) plan made for Mr. Spears, Dr. Wright, Mr. Mirto and Mr. MacPhee during fiscal 2000 were $2,692, $2,515, $897, and $1,656 respectively. There were no Company contributions under a 401(k) plan for Dr. O’Donnell during fiscal 2000. The insurance premiums paid for each of Mr. Spears, Dr. Wright, Mr. Mirto, Mr. MacPhee and Dr. O’Donnell during fiscal 2000 were $276, $276, $301, $180 and $180, respectively.

(3)	Mr. Mirto was elected Senior Vice President and Chief Operating Officer in May, 2000.

(4)	The amount shown represents reimbursement of commuting expenses for Mr. MacPhee in 2000. No amounts are shown in this column if the executive officer’s perquisites are less than the lesser of $50,000 or 10% of his or her annual salary and bonus.

Stock Options

      The following tables summarize option grants and exercises during 2000 to or by the Named Executive Officers, and the value of the options held by such persons at the end of 2000. No SARs were granted or exercised during 2000. All options listed below were granted at an exercise price equal to the fair market value of the stock on the date of grant except for the option to purchase 10,000 shares which was granted to Dr. O’Donnell on January 28, 2000 at an exercise price of $5.63 (the closing price of the Company stock on that date was $6.75).

Option Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(#)	2000(1)	($/Share)	Date	5%	10%

John A. Spears	200,000 (3)	20.7%	$6.19	5/9/10	$778,572	$1,973,053

James R. Mirto	150,000 (3)	15.5	6.19	5/9/10	583,929	1,479,790

Denis O’Donnell, M.D.	100,000 (3)	10.3	6.75	1/28/10	424,504	1,075,776
	10,000 (4)	—	5.63	1/28/10	35,407	89,728

(1)	A total of 967,000 options were granted to officers and employees in 2000.

(2)	Amounts represent hypothetical gains (net of exercise price) that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted.

(3)	These options were awarded under the 1995 Stock Option Plan. They vest in three equal increments on the first three anniversaries of the date of grant.

(4)	These options were awarded under the 1995 Stock Option Plan. Dr. O’Donnell was granted these options in his capacity as a director of the Company. They vested on July 28, 2000.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

			Number of	Value of Unexercised
			Securities Underlying	In-the-Money
			Unexercised Options at	Options at Fiscal
	Shares		Fiscal Year-End(#)	Year-End(1)($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)

John A. Spears	—	—	133,334/466,666	650,003/1,761,987

D. Craig Wright, M.D.	—	—	463,524/ 30,000	3,248,341/ 129,950

James R. Mirto	—	—	0/150,000	0/ 346,500

Donald J. MacPhee	—	—	50,000/ 50,000	200,000/ 156,250

Denis O’Donnell, M.D.	—	—	301,000/100,000	1,259,710/ 175,000

(1)	Value based on the closing price of the Company’s Common Stock on the American Stock Exchange at the end of fiscal 2000 ($8.50 per share) minus the exercise price.

Employment Contracts

      The Company has entered into employment agreements with Mr. Spears and Dr. Wright pursuant to which each of these officers receives a base annual salary of $250,000, and $190,000 respectively, during the period of employment with the Company. Mr. Spears is employed for successive one-year periods which are automatically renewed unless advance notice of termination is given by either party 30 days in advance of such renewal. Mr. Spears is also entitled to receive a performance bonus based on achieving goals established by the

Board of Directors. In addition to any bonus awarded at the discretion of the Compensation Committee, Dr. Wright participates in a bonus program established for the Company’s Biologics Division under which 5% of the annual revenues received by the Biologics Division, up to a maximum of $100,000, is available to be allocated as bonuses by Dr. Wright to himself and the other employees of the Biologics Division. Dr. Wright is also eligible to receive his pro rata portion of $5,000 for each patent application assigned to the Company on which he is a named inventor. Dr. Wright is employed for a term ending June, 2002. Each executive officer has agreed to maintain the confidentiality of the Company’s proprietary information and that all work product discovered or developed by him in the course of employment with the Company will belong to the Company. In addition, Dr. Wright has agreed not to compete with the Company for a period of two years following the termination of his employment and Mr. Spears has agreed not to compete with the Company for a period of one year following the termination of his employment. In the event the Company terminates either of the executive officers without cause, the Company has agreed to pay severance in an amount equal to one years’ base salary in the case of Mr. Spears, and in the case of Dr. Wright, two years’ base salary.

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years, with the cumulative total return on the AMEX Composite Index and a peer group over the same period (assuming the investment of $100 in the Company’s Common Stock, the AMEX Composite Index and the peer group on December 31, 1995, and reinvestment of all dividends). The Company’s peer group consists of the Company, Aquila Biopharmaceuticals, Inc., Cellegy Pharmaceuticals, Inc, Columbia Laboratories, Inc. and Noven Pharmaceuticals, Inc.

COMPARE CUMULATIVE TOTAL RETURN

AMONG NOVAVAX, INC.,
AMEX MARKET INDEX AND PEER GROUP INDEX

LINE GRAPH

	NOVAVAX, INC.	Peer Group	AMEX Market Index

1995	$100.00	$100.00	$100.00
1996	91.67	142.54	105.52
1997	133.33	130.30	126.97
1998	51.87	43.92	125.25
1999	150.00	118.60	156.15
2000	226.67	182.65	154.23

ASSUMES $100 INVESTED ON DEC. 31, 1995

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2000

ADDITIONAL INFORMATION

Transaction of Other Business

      The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Solicitations

      The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2002 Annual Meeting

      Any proposal that a stockholder intends to present at the 2002 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 8320 Guilford Road, Columbia, MD 21046, no later than December 7, 2001 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors

David A. White,
Secretary

April 6, 2001

Appendix 1

NOVAVAX, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the American Stock Exchange. Accordingly, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. In addition, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61.

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the Form 10–Q.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall:

•	request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

•	discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

NOVAVAX, INC.
Annual Meeting of Stockholders
May 9, 2001
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned stockholder of Novavax, Inc. hereby appoints John A. Spears, Dennis W. Genge and David A. White and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the BWI Airport Marriott, 1741 West Nursery Road, Baltimore, Maryland, on May 9, 2001 at 9:00 a.m., and any adjournments thereof.

      The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY FOR CLASS III DIRECTOR, (2) THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL YEAR 2001, AND (3) IN THE DISCRETION OF THE PROXYHOLDER, ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please date and sign this Proxy and return it promptly, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend. If you plan to attend, please mark the box on the reverse side. Please sign exactly as your name is printed on the reverse side. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If stock is held in joint names, all named stockholders should sign.

      NOTE: IF you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

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[X] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

NOVAVAX, INC.

RECORD DATE SHARES: Please be sure to sign and date this Proxy. Date Stockholder sign here Co-owner sign here

1. To elect the following nominees as Class III Directors to serve on the Board of Directors for a three year term expiring at the Annual Meeting of Stockholders in 2004.
   (01) Mitchell J. Kelly
   (02) Michael A. McManus, Jr.
   (03) John A. Spears

FOR ALL   WITH-   FOR ALL NOMINEES   HOLD   EXCEPT

                     []                []            []

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name(s). Your shares will be voted "For" the remaining nominee(s).

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the current fiscal year ending December 31, 2001.

FOR   AGAINST   ABSTAIN

                 []             []                 []

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[]

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[]

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